                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                      Williams Communications Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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

                        [WILLIAMS COMMUNICATIONS LOGOA]

To the Stockholders of
Williams Communications Group, Inc.:

     You are cordially invited to attend the Annual Meeting of Stockholders of Williams Communications Group, Inc. to be held on Thursday, June 14, 2001, in the Williams Resource Center, One Williams Center, Tulsa, Oklahoma, commencing at 1:00 p.m., local time. We look forward to greeting personally as many of our stockholders as possible at the meeting. A live audio webcast of the Annual Meeting may be heard at www.williamscommunications.com.

     The Notice of the Annual Meeting and Proxy Statement accompanying this letter provide information concerning matters to be considered and acted upon at the meeting. A report on the operations of Williams Communications will be presented at the meeting, followed by a question-and-answer and discussion period.

     We know that most of our stockholders are unable to personally attend the Annual Meeting. The Company solicits proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend, please take a few minutes now to sign, date, and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your vote is important.

     Thank you for your continued interest in Williams Communications.

                                            Very truly yours,

                                            /s/ HOWARD E. JANZEN
                                            Howard E. Janzen

Enclosures
May 1, 2001

                      WILLIAMS COMMUNICATIONS GROUP, INC.
                              ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 14, 2001

To the Stockholders of
Williams Communications Group, Inc.

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Williams Communications Group, Inc. will be held in the Williams Resource Center, One Williams Center, Tulsa, Oklahoma, on Thursday, June 14, 2001, at 1:00 p.m., local time, for the following purposes:

          1. To elect six directors of the Company;

          2. To consider and act upon a proposal to amend the Company's 1999 Stock Plan;

          3. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the independent auditor of the Company for 2001; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 30, 2001, as the record date for the meeting, and only holders of Common Stock and 6.75% Redeemable Cumulative Convertible Preferred Stock of record at such time will be entitled to vote at the meeting or any adjournment thereof.

                                             By Order of the Board of Directors

                                                 /s/ P. DAVID NEWSOME, JR.
                                                   P. David Newsome, Jr.
                                                         Secretary

Tulsa, Oklahoma
May 1, 2001

     EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY SO THAT YOUR SHARES OF COMMON STOCK OR 6.75% REDEEMABLE CUMULATIVE CONVERTIBLE PREFERRED STOCK MAY BE REPRESENTED AND VOTED AT THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THIS PURPOSE.

                      WILLIAMS COMMUNICATIONS GROUP, INC.
                              ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 14, 2001

     This Proxy Statement is furnished by Williams Communications Group, Inc. ("Williams Communications" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2001 Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders, and at any and all adjournments of said meeting. The term "Company" also includes subsidiaries where the context requires.

               SOLICITATION AND REVOCATION OF PROXIES AND VOTING

     Execution and return of the enclosed proxy will not affect a stockholder's right to attend the Annual Meeting of Stockholders and to vote in person. A stockholder giving a proxy has the power to revoke it at any time before it is exercised. A stockholder may revoke the proxy prior to its exercise by delivering written notice of revocation to the Secretary of the Company, by executing a later dated proxy, or by attending the Annual Meeting and voting in person. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the Annual Meeting or any adjournment thereof as specified therein by the person giving the proxy, but, if no specification is made, the shares represented by proxy will be voted as recommended by the Board of Directors.

     Williams Communications will pay the expenses of this proxy solicitation, including the cost of preparing and mailing the Proxy Statement and proxy. Such expenses may also include the charges and expenses of banks, brokerage firms and other custodians, nominees, or fiduciaries for forwarding proxies and proxy material to beneficial owners of the Company's Class A Common Stock and 6.75% Redeemable Cumulative Convertible Preferred Stock. The Company expects to solicit proxies primarily by mail, but directors, officers, employees, and agents of the Company may also solicit proxies in person or by telephone or by other electronic means. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies for which the Company will pay an estimated $12,500 in fees, plus expenses and disbursements. This Proxy Statement and accompanying proxy were first mailed to stockholders on or about May 4, 2001.

     The presence, in person or by proxy, of a majority of the aggregate outstanding shares of Class A Common Stock and 6.75% Redeemable Cumulative Convertible Preferred Stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. If a quorum is present, proposals to be voted on at the Annual Meeting, other than the election of directors, which requires a plurality of the votes cast, will be decided by a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy, unless the proposal relates to matters on which more than a majority vote is required under the Company's Restated Certificate of Incorporation, as amended, its By-laws, the laws of the State of Delaware under whose laws the Company is incorporated, or other applicable law.

     A stockholder may, with respect to the election of directors: (i) vote for the election of all nominees named herein; (ii) withhold authority to vote for all such nominees; or (iii) vote for the election of all such nominees other than any nominees with respect to whom the vote is specifically withheld by indicating in the space provided on the proxy. A stockholder may, with respect to each other matter to be voted upon: (i) vote for the matter; (ii) vote against the matter; or (iii) abstain from voting on the matter.

     Votes withheld from a nominee for election as a director or votes on other matters that reflect abstentions or broker non-votes (i.e., shares as to which the record owner has not received instructions from the beneficial owner of the shares on a matter as to which, under the applicable rules of the New York Stock Exchange, the record owner does not have authority to vote without such instruction), will be treated as present at the Annual Meeting for the purpose of determining a quorum but will not be counted as votes cast. A majority of the votes properly cast is required to ratify the appointment of the auditor. Accordingly, abstentions will be counted in tabulating the votes cast and, therefore, will have the same effect as a vote against the appointment of the auditor. Broker non-votes will not be counted in tabulating the votes cast.

     As a matter of policy, proxies and voting tabulations that identify individual stockholders are kept confidential. Such documents are made available only to those who process the proxy cards, tabulate the vote, and serve as inspectors of election, none of whom are Company employees, and certain employees of the Company responsible for the Annual Meeting. The vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

     Only holders of the Company's Class A Common Stock and 6.75% Redeemable Cumulative Convertible Preferred Stock of record at the close of business on April 30, 2001, will be entitled to receive notice of and to vote at the Annual Meeting. The Company had 488,866,165 shares of Class A Common Stock and 5,000,000 shares of 6.75% Redeemable Cumulative Convertible Preferred Stock outstanding on the record date. Each share of Class A Common Stock is entitled to one vote, and each share of 6.75% Redeemable Cumulative Convertible Preferred Stock is entitled to 1.7610 votes.

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation, as amended, provides for three classes of directors of as nearly equal size as possible and further provides that the total number of directors shall be determined by resolution adopted by the affirmative vote of a majority of the Board of Directors, except that the total number of directors may not be less than three. The Board of Directors currently consists of seven directors. The term of each class of directors is normally three years, and the term of one class expires each year in rotation.

     Six individuals, all of whom are currently directors of the Company, have been nominated for election as directors for one-, two-, or three-year terms at the Annual Meeting. One director will continue in office to serve pursuant to his prior election. In accordance with the recommendation of the Nominating Committee, the Board of Directors proposes that the following nominees be elected: Messrs. John A. (Ian) Craig, Julius W. Erving, II, Ross K. Ireland, Robert W. Lawless, Morgan E. O'Brien, and H. Brian Thompson.

     The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. John A. (Ian) Craig, Julius W. Erving, II, Ross K. Ireland, Robert W. Lawless, Morgan E. O'Brien, and
H. Brian Thompson. Each nominee has consented to being named in this Proxy Statement and has advised the Board of Directors that he is able and willing to serve as a director, if elected. Should any nominee named herein become unable for any reason to stand for election as a director of the Company, the persons named in the proxy will vote for the election of such other person or persons as the Nominating Committee may recommend and the Board of Directors may propose to replace such nominee or, if none, the Nominating Committee will recommend that the size of the Board be reduced. The Board of Directors recommends that you vote "FOR" the election of the six nominees named above.

     The names of the nominees and the director whose term of office will continue after the 2001 Annual Meeting, their principal occupations during the past five years, other directorships held, and certain other information are set forth below.

STANDING FOR ELECTION

                                   CLASS III

               (TERM EXPIRES 2003 ANNUAL MEETING OF STOCKHOLDERS)

JOHN A. (IAN) CRAIG, AGE 58

     Director since March 27, 2001. Mr. Craig retired as an officer from Nortel Networks in March 2000. From 1994-2000, Mr. Craig served in various executive positions with Nortel Networks, including Executive Vice President and Chief Marketing Officer, President of Carrier Solutions, and President of Broadband Networks. Mr. Craig also serves on the board of directors for CAE Inc., TrizecHahn, Inc., BCI Inc., Antec Corporation, and XPV Capital.

JULIUS W. ERVING, II, AGE 51

     Director since March 27, 2001. Mr. Erving is President of The Erving Group, Inc., Senior Vice President of RDV Sports, Executive Vice President of the Orlando Magic professional basketball team, and an NBC Sports basketball analyst. Mr. Erving is co-owner of the Philadelphia Coca-Cola Bottling Company. Mr. Erving formerly served on the board of directors for LCI Communications and currently serves on the boards of directors for SAKS Holdings, Inc., The Sports Authority Inc., and Darden Restaurants, Inc.

                                    CLASS II

               (TERM EXPIRES 2004 ANNUAL MEETING OF STOCKHOLDERS)

H. BRIAN THOMPSON, AGE 61

     Director since 1999. Mr. Thompson is the President of Universal Telecommunications, Inc., a private investment and advisory firm. From March 1999 through September 2000, he served as Chairman and Chief Executive Officer of Global TeleSystems Group, Inc. From January to March 1999, he served as non-executive chairman of Telecom Eireann, Ireland's incumbent telephone company. From June to December 1998, Mr. Thompson served as Vice Chairman of Qwest Communications International Inc. after its merger with LCI International. From 1991 to June 1998, Mr. Thompson served as Chairman and Chief Executive Officer of LCI International. Mr. Thompson also serves as a member of the board of directors of Bell Canada International Inc., Dyncorp, Arraycomm, and ICL, as co-chairman of the Global Information Infrastructure Commission, as chairman of the Advisory Committee for Telecommunications for Ireland's Department of Public Enterprise, and as vice chairman and trustee of Capitol College in Laurel, Maryland.

ROSS K. IRELAND, AGE 54

     Director since January 25, 2001. Ross K. Ireland is Senior Executive Vice President for SBC Communications Inc. and has served in various officer level positions with SBC or its subsidiaries since 1997. Prior to this time, Mr. Ireland was Vice President and Chief Technical Officer for Pacific Telesis Group. Mr. Ireland is also the Vice Chairman of the Alliance for Telecommunications Industry Solutions, which oversees the T1 U.S. Telecommunications Standards Group.

ROBERT W. LAWLESS, AGE 64

     Director since July 2000. Robert W. Lawless has been the President of The University of Tulsa since May 1996. Previously, he served as president and chief executive officer of Texas Tech University and Texas Tech University Health Sciences Center from 1989 to 1996. From 1982 to 1989 he served, first as vice president -- finance and chief financial officer, then as executive vice president and chief operations officer, for Southwest Airlines in Dallas, Texas. He currently serves as an independent director of four Salomon Brothers mutual funds and Tuition Plan, Inc. He also is a member of the NCAA Division I Board of Directors; the NCAA Executive Committee; Hillcrest Healthcare System Board of Trustees; the Metropolitan Tulsa Chamber of Commerce Board of Directors; and the Board of Directors of the National Association of Independent Colleges and Universities.

                                    CLASS I

               (TERM EXPIRES 2002 ANNUAL MEETING OF STOCKHOLDERS)

MORGAN E. O'BRIEN, AGE 56

     Director since March 30, 2001. Mr. O'Brien has served as Vice Chairman of Nextel Communications, Inc. since 1996.

DIRECTOR CONTINUING IN OFFICE

HOWARD E. JANZEN, AGE 47

     Director since 1994. Mr. Janzen is the Chairman of the Board, President, and Chief Executive Officer of Williams Communications and has been the President and Chief Executive Officer of Williams Communications since 1994. Prior to that, Mr. Janzen served as Senior Vice President and General Manager of Williams Gas Pipelines Central, Inc., a subsidiary of The Williams Companies, Inc. ("Williams"). Mr. Janzen has also held various other management and officer level positions with subsidiaries of Williams since 1979. Mr. Janzen also serves on the board of directors of BOK Financial Corporation and Hillcrest Medical Center.

     On December 20, 2000, the Women's Cooperative Trust Union filed a derivative shareholder action in Oklahoma City against the Company, Williams and certain directors and officers alleging that a former director and current officer of the Company, an officer, and a former employee purchased at a reduced price stock of corporations which sold telecommunication equipment to the Company. The allegations include breach of fiduciary duty, waste of corporate assets and usurpation of corporate opportunities as well as negligence by the directors. Plaintiff seeks compensatory damages, rescission of all transactions between the named individual officers and directors and the two corporations, including disgorgement of any profits, punitive damages, and attorneys' fees and costs. Subsequently, the plaintiff amended its complaint to recharacterize the stock purchases as kickbacks. The directors of the Company named in the action include Howard E. Janzen and H. Brian Thompson, and the executive officers named in the action include John C. Bumgarner, Jr. and Matthew W. Bross.

     The defendants, including the Company, have denied that the transactions were kickbacks or that they violated company policies or fiduciary duties. The Company and the directors filed motions to dismiss the action based upon the failure of the plaintiff to comply with applicable legal standards in its complaint. The decision by the court on the motion is pending. A motion requesting a transfer from the Oklahoma City to the federal court in Tulsa is also pending.

COMMITTEES, MEETINGS, AND DIRECTOR COMPENSATION

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. However, the Board is not involved in the day-to-day operations of the Company. The Board is kept informed of the Company's business through discussions with the Chief

Executive Officer and other officers, by reviewing analyses and reports provided to it on a regular basis, and by participating in Board and Committee meetings.

     The Board of Directors held eleven meetings during 2000. No director attended less than 75 percent of the Board and Committee meetings. The Board has established standing committees to consider designated matters. The Committees of the Board are Executive, Audit, Nominating, and Compensation. In accordance with the By-laws of the Company, the Board of Directors annually elects from its members the members and chairman of each Committee.

     Executive Committee Member: Howard E. Janzen. Prior to their resignations in connection with the April 2001 spin-off of Williams Communications from Williams, Keith E. Bailey and John C. Bumgarner also served on the Executive Committee. The Board of Directors anticipates adding additional members to the Executive Committee at its annual meeting to be held immediately following the Annual Meeting of Stockholders on June 14, 2001.

     The Executive Committee was established in November 1999 and is authorized to act for the Board of Directors in the management of the business and affairs of the Company, except as such authority may be limited from time to time by the laws of the State of Delaware. The Executive Committee did not meet in 2000, but utilized written consents to act upon certain matters.

     Audit Committee Members: H. Brian Thompson, Chairman, Ross K. Ireland, and Robert W. Lawless

     Williams Communications has an Audit Committee composed of independent nonemployee directors for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the year, is set forth in the "Report of the Audit Committee," included in this Proxy Statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included as Appendix A.

  Report of the Audit Committee

     The Audit Committee oversees Williams Communications' financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Williams Communications' accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and Williams Communications, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with Williams Communications' internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Williams Communications' internal controls, and the overall quality of Williams Communications' financial reporting. The Committee held five meetings during 2000.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as Williams Communications' independent auditors.

                                            THE AUDIT COMMITTEE
                                            H. Brian Thompson, Chairman
                                            Ross K. Ireland
                                            Robert W. Lawless

     Nominating Committee Member: Howard E. Janzen. Prior to their resignations in connection with the spin-off of Williams Communications from Williams, Keith
E. Bailey and Michael P. Johnson also served on the Nominating Committee. The Board of Directors anticipates adding additional members to the Nominating Committee at its annual meeting to be held immediately following the Annual Meeting of Stockholders on June 14, 2001.

     The Nominating Committee was established in November 1999. The Nominating Committee is responsible for recommending candidates to fill vacancies on the Board as such vacancies occur, as well as the slate of nominees for election as directors by the stockholders at each Annual Meeting of Stockholders. Additionally, the Committee recommends to the Board the individual to be the Chairman of the Board and Chief Executive Officer. The Nominating Committee did not meet in 2000 but utilized written consents to act upon certain matters.

     Qualifications considered by the Nominating Committee for director candidates include an attained position of leadership in the candidate's field of endeavor, business and financial experience, demonstrated exercise of sound business judgment, expertise relevant to the Company's lines of business and the ability to serve the interests of all stockholders. The Committee will consider director candidates submitted to it by other directors, employees, and stockholders. As a prerequisite to consideration, each recommendation must be accompanied by biographical material on the proposed candidate, as well as an indication that the proposed candidate would be willing to serve as a director if elected. Recommendations with supporting material may be sent to the attention of the Corporate Secretary.

     Compensation Committee Members:  H. Brian Thompson, Acting Chairman, Ross
K. Ireland, and Robert W. Lawless

     The Compensation Committee was established in September 1999 and is composed of nonemployee directors. The Compensation Committee approves the standard for setting salary ranges for executive officers of the Company, reviews and approves the salary budgets for all other officers of the Company and of each subsidiary, and specifically reviews and approves the compensation of the senior executives of the Company. It reviews action taken by management in accordance with the salary guidelines for executives and establishes the performance objectives for variable compensation for executives. It also approves stock option grants for the executive officers named herein. See the "Compensation Committee Report on Executive Compensation" elsewhere herein. During 2000, the Compensation Committee met six times.

     Compensation of Directors. Directors who are employees of the Company receive no additional compensation for service on the Board of Directors or Committees of the Board. Nonemployee directors receive an annual retainer of $12,000 in cash and $40,000 in shares of Class A Common Stock. They also receive a committee retainer of $4,000 for serving on the Audit, Nominating, or Compensation Committees. Chairmen of the Audit, Nominating, and Compensation Committees receive an additional annual retainer of $2,500. Non-employee directors also receive $1,000 for each Board meeting attended, $500 for each Audit, Nominating, or Compensation Committee meeting attended and $750 for each Executive Committee meeting attended.

     Under the Williams Communications Group, Inc. 1999 Stock Plan, a nonemployee director may elect to receive all or any part of cash fees in the form of the Company's Class A Common Stock or deferred stock. Deferred stock may be deferred to any subsequent year or until such individual ceases to be a director. Under the Williams Communications Group, Inc. 1999 Stock Plan, nonemployee directors receive an annual stock option grant of 8,000 shares of the Company's Common Stock. The options are exercisable on the date of grant and remain exercisable for ten years so long as the director remains a director of the Company. The exercise price is equal to the fair market value of the stock on the date of grant as defined by the Plan.

     All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or any Committee or otherwise by reason of their being a director.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation of the Company's Chief Executive Officer and each of the four other most highly-compensated executive officers of the Company for the three fiscal years ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                      --------------------------   --------------------------------------
                                                                                          STOCK OPTIONS
                                                                       RESTRICTED           SHARES(4)
NAME AND PRINCIPAL                                    BONUS           STOCK AWARDS       ----------------      ALL OTHER
POSITION                       YEAR    SALARY    (YR. EARNED)(1)   (YR. EARNED)(2)(3)      WCG      WMB     COMPENSATION(5)
------------------             ----   --------   ---------------   ------------------    -------   ------   ---------------
Howard E. Janzen.............  2000   $500,000      $446,393           $      -0-        100,000      -0-       $11,466
  Chairman of the Board,       1999    451,538       226,616               97,122        300,000   10,000        10,905
  President, Chief             1998    400,000       126,000            2,609,000(6)         -0-   30,000        12,050
  Executive Officer
Delwin L. Bothof.............  2000   $230,000      $ 89,169           $      -0-         28,600      -0-       $11,466
  Senior Vice President,       1999    220,039        52,377               22,449         70,000    7,500        10,905
  Domestic Strategic           1998    210,000        46,857              658,832(7)         -0-   15,000        12,800
  Investments (retired on
    April 6, 2001)
Patti L. Schmigle............  2000   $250,000      $ 89,306           $  385,000(8)      97,700      -0-       $11,466
  Senior Vice President,       1999    222,431        41,748               17,893         87,250    7,500        10,767
  Business Development         1998    182,000        42,998              337,803(7)         -0-   15,000        10,815
Scott E. Schubert............  2000   $272,961      $107,727           $  385,000(8)      81,800      -0-       $11,466
  Senior Vice-President and    1999    144,231        61,831            1,026,555(9)      80,000    7,500         8,077
  Chief Financial Officer,
    WCG......................  1998        -0-           -0-                  -0-            -0-      -0-           -0-
Frank M. Semple..............  2000   $300,000      $169,963           $  985,017(8)(10) 125,000      -0-       $11,466
  Senior Vice President and    1999    264,000        82,050               35,165        100,000    7,500        10,905
  Chief Operating Officer,     1998    240,000        91,350              677,900(7)         -0-   15,000        12,800
  Network

---------------

 (1) Excludes 1999 and 1998 executive incentive compensation program awards required to be converted to deferred stock amounts that are included in the Restricted Stock Awards column.

 (2) Amounts reported in this column are the dollar value as of the date of grant of the Company's deferred stock awards under the terms of the Company's 1999 Stock Plan and Williams deferred stock awards under the terms of The Williams Companies, Inc. 1996 Stock Plan and The Williams Companies, Inc. Stock Plan for Nonofficer Employees. Amounts shown include the value of awards granted pursuant to the executive incentive compensation program. Such awards are converted to deferred stock using the three-month average stock price of the Company's stock for the 1999 awards and the 52-week average stock price of Williams stock for the 1999 and 1998 awards as follows: Mr. Janzen -- for 1999, 3,417 shares valued at $97,122 and for 1998, 1,769 shares valued at $54,000; Mr. Bothof -- for 1999, 790 shares valued at $22,449 and for 1998, 658 shares valued at $20,082; Ms. Schmigle -- for 1999, 630 shares valued at $17,893, for 1998, 604 shares valued at $18,428; Mr. Schubert -- for 1999, 933 shares valued at $26,499; Mr. Semple -- for 1999, 1,237 shares valued at $35,165, and for 1998,

     1,283 shares valued at $39,150. Distribution of mandatory deferred stock under the 1999 and 1998 executive incentive compensation programs will occur approximately three years after the date of grant. Dividend equivalents are paid on Williams deferred stock at the same time and at the same rate as dividends are paid to stockholders generally; dividend equivalents are not paid on the Company's stock.

 (3) The aggregate number and market value of the Company's deferred shares held and of Williams deferred shares held, respectively, at the end of the fiscal year, were as follows: Mr. Janzen, 101,569 shares valued at $1,193,436; 1,769 shares valued at $70,649; Mr. Bothof, 25,328 shares valued at $297,604; 658 shares valued at $26,279; Ms. Schmigle, 32,899 shares valued at $386,563; 604 shares valued at $24,122; Mr. Schubert, 44,848 shares valued at $526,964, 13,290 shares valued at $530,769; Mr.
     Semple, 63,104 shares valued at $741,472; 9,916 shares valued at $396,020. Aggregate market value was calculated using $11.7500 per share, the closing price of the Company's Common Stock and $39.9375 per share, the closing price of Williams' Common Stock reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal for December 29, 2000.

 (4) The Company's Common Stock is designated WCG. Executives also hold Common Stock of The Williams Companies, Inc., designated WMB.

 (5) Amounts reported in this column represent the value of contributions made by Williams to defined contribution plans, on behalf of each of Williams Communications' executive officers named in the table.

 (6) This amount includes a Williams deferred stock award of 80,000 shares granted for retention purposes on May 21, 1998 under The Williams Companies, Inc. 1996 Stock Plan with a closing market value on the date of grant of $2,555,000. Previously this award was valued using the average of the high and low stock prices on the date of grant. At the time of the equity offering, September 30, 1999, this deferred award was converted to the Company's deferred stock under the terms of the Williams Communications Group, Inc. 1999 Stock Plan. Twenty-five percent of these deferred shares vested on that date.

 (7) Amounts include the dollar value as of the date of grant of Williams deferred stock under the terms of the Williams Communications Stock Plan. Amounts represent the closing market value of stock awards granted on May 21, 1998 as follows: Mr. Bothof, 20,000 shares valued at $638,750; Ms. Schmigle, 10,000 shares valued at $319,375; and Mr. Semple, 20,000 shares valued at $638,750. Previously these awards were valued using the average of the high and low stock prices on the date of grant. At the time of the equity offering, September 30, 1999, these deferred awards were converted to the Company's deferred stock under the terms of the Williams Communications Group, Inc. 1999 Stock Plan. Twenty-five percent of these deferred shares vested on that date.

 (8) Amounts include a grant of 20,000 shares each of the Company's deferred stock awarded for retention purposes on September 22, 2000 under the Company's 1999 Stock Plan to Ms. Schmigle, and Messrs. Schubert and Semple, valued at the closing stock price on the date of grant at $385,000.

 (9) Amount includes the closing market value as of the date of grant on September 30, 1999 of 13,290 shares of Williams deferred stock under the terms of The Williams Companies, Inc.'s Stock Plan for Nonofficer Employees valued at $500,036, of which 4,430 shares vested on June 7, 2000 and 8,860 shares vested on April 9, 2001. Amount also includes the closing market value as of the date of grant on September 30, 1999 of 21,740 shares of Williams Communications deferred stock under the terms of the Company's 1999 Stock Plan valued at $500,020 and vesting on July 2, 2002.

(10) Amount includes the closing market value on the date of grant on January 24, 2000 of 17,329 deferred shares granted under the terms of the Company's 1999 Stock Plan with performance based vesting and valued at $600,017.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain information concerning the grant of the Company's stock options during the last fiscal year to the named executive officers:

           WILLIAMS COMMUNICATIONS OPTION GRANTS IN LAST FISCAL YEAR

                                                              INDIVIDUAL GRANTS
                        ----------------------------------------------------------------------------------------------
                                      NUMBER OF      PERCENT OF TOTAL
                                   WCG SECURITIES    OPTIONS GRANTED
                          DATE       UNDERLYING      TO EMPLOYEES IN    EXERCISE PRICE   EXPIRATION      GRANT DATE
NAME                    GRANTED    OPTIONS GRANTED     FISCAL YEAR       (PER SHARE)        DATE      PRESENT VALUE(1)
----                    --------   ---------------   ----------------   --------------   ----------   ----------------
Howard E. Janzen......  03/16/00       100,000(2)          .78%            $48.7500       03/16/10       $3,966,000
Delwin L. Bothof......  03/16/00        28,600(2)          .22%            $48.7500       03/16/10       $1,134,276
Patti L. Schmigle.....  03/16/00        47,700(2)          .37%            $48.7500       03/16/10       $1,891,782
                        09/22/00        50,000(3)          .39%            $19.2500       09/22/10       $  776,000
                                       -------             ---                                           ----------
                                        97,700             .76%                                          $2,667,782
Scott E. Schubert.....  03/16/00        31,800(2)          .25%            $48.7500       03/16/10       $1,261,188
                        09/22/00        50,000(3)          .39%            $19.2500       09/22/10       $  776,000
                                       -------             ---                                           ----------
                                        81,800             .64%                                          $2,037,188
Frank M. Semple.......  03/16/00        65,000(2)          .51%            $48.7500       03/16/10       $2,577,900
                        09/22/00        60,000(3)          .47%            $19.2500       09/22/10       $  931,200
                                       -------             ---                                           ----------
                                       125,000             .98%                                          $3,509,100

---------------

(1) The grant date present value is determined using the Black-Scholes option pricing model and is based on assumptions about future stock price volatility and dividend yield. The model does not take into account that the stock options are subject to vesting restrictions and that executives cannot sell their options. The calculations assume an expected volatility of 71 percent, a weighted average risk-free rate of return of 6.28 percent, a dividend yield of 0 percent and an exercise date at the end of the contractual term in 2010. The actual value, if any, that may be realized by an executive will depend on the market price of the Company's Common Stock on the date of exercise. The dollar amounts shown are not intended to forecast possible future appreciation in the Company's stock price.

(2) These stock options immediately vested on the grant date of 03/16/00 in recognition of the efforts and achievements of the Company.

(3) These stock options will vest in thirds on September 22, 2001, September 22, 2002 and September 22, 2003, respectively.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following tables provide certain information on stock option exercises of the Company's stock and The Williams Companies, Inc. stock, respectively, in 2000 by the named executive officers and the value of such officers' unexercised options at December 31, 2000.

     AGGREGATED OPTION EXERCISES OF THE COMPANY'S STOCK IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                      VALUE OF UNEXERCISED
                                                        NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                              SHARES                 OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
                             ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                        ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   -------------
Howard E. Janzen..........       0           $0        125,000        275,000          $0             $0
Delwin L. Bothof..........       0           $0         36,934         61,666          $0             $0
Patti L. Schmigle.........       0           $0         56,034        128,916          $0             $0
Scott E. Schubert.........       0           $0         40,134        121,666          $0             $0
Frank M. Semple...........       0           $0         77,500        147,500          $0             $0

---------------

(1) Based on the closing price of the Company's Common Stock reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal for December 29, 2000 ($11.7500 per share), less the exercise price. The values shown reflect the value of options accumulated over periods of up to ten years. Such values had not been realized at that date and may not be realized. In the event the options are exercised, their value will depend on the market price of the Company's Common Stock on the date of exercise.

       AGGREGATED OPTION EXERCISES OF WILLIAMS STOCK IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                          SHARES                   OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
                         ACQUIRED       VALUE      ---------------------------   ---------------------------
NAME                    ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   ----------   -----------   -------------   -----------   -------------
Howard E. Janzen......    60,002      $1,677,559     120,002             0       $1,626,295       $     0
Delwin L. Bothof......    20,000      $  363,125      32,500             0       $  245,000       $     0
Patti L. Schmigle.....    10,500      $  304,500      99,000             0       $1,796,156       $     0
Scott E. Schubert.....         0      $        0       2,500         5,000       $    5,781       $11,563
Frank M. Semple.......         0      $        0     162,500             0       $3,248,750       $     0

---------------

(1) Based on the closing price of Williams' Common Stock reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal for December 29, 2000 ($39.9375 per share), less the exercise price. The values shown reflect the value of options accumulated over periods of up to ten years. Such values had not been realized at that date and may not be realized. In the event the options are exercised, their value will depend on the market price of Williams Common Stock on the date of exercise.

RETIREMENT PLAN

     Prior to January 1, 2001, eligible employees participated in The Williams Companies, Inc. Pension Plan. Effective January 1, 2001, eligible employees participate in the Williams Communications Group Pension Plan. The Williams Communications pension plan is a noncontributory, tax-qualified defined benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended. The Williams Communications pension plan generally includes salaried employees of the Company who have completed one year of service. Except as noted below, executive officers of the Company participate in the Williams Communications pension plan on the same terms as other full-time employees.

     Effective April 1, 1998, Williams converted its pension plan from a final average pay plan to a cash balance pension plan. Each participant's accrued benefit as of that date was converted to a beginning account balance. Account balances are credited with an annual employer contribution and quarterly interest allocations. Each year an employer contribution equal to a percentage of eligible compensation is allocated to an employee's pension account. Such percentage is based upon the employee's age according to the following table:

                                  PERCENTAGE OF           PERCENTAGE OF ELIGIBLE PAY GREATER
AGE                              ALL ELIGIBLE PAY         THAN THE SOCIAL SECURITY WAGE BASE
---                              ----------------         ----------------------------------
30 or younger..................        4.5%           +                   1%
30-39..........................          6%           +                   2%
40-49..........................          8%           +                   3%
50+............................         10%           +                   5%

     For employees, including the executive officers named in the Summary Compensation Table, who were active employees and plan participants in The Williams Pension Plan on March 31, 1998, and April 1, 1998, and are now participants in The Williams Communications Group Pension Plan, the percentage of all eligible pay is increased by an amount equal to the sum of 0.3 percent multiplied by the participant's total years of service prior to March 31, 1998. Interest is credited to account balances quarterly at a rate determined annually in accordance with the terms of the plan. The normal retirement benefit is a monthly annuity based on an individual's account balance as of benefit commencement. The plan defines eligible compensation to include salary and bonuses. Normal retirement age is
65. Early retirement may begin as early as age 55. At retirement, employees are entitled to receive a single-life annuity or one of several optional forms of payment having an equivalent actuarial value to the single-life annuity.

     Participants who were age 50 or older as of March 31, 1998, were grandfathered under a transitional provision that gives them the greater of the benefit payable under the cash balance formula or the final average pay formula based on all years of service and compensation. Mr. Bothof is covered under this grandfather provision.

     The Internal Revenue Code of 1986, as amended, currently limits the pension benefits that can be paid from a tax-qualified defined benefit plan, such as the pension plan, to highly compensated individuals. These limits prevent such individuals from receiving the full pension benefit based on the same formula as is applicable to other employees. As a result, the Company has adopted an unfunded supplemental retirement plan to provide a supplemental retirement benefit equal to the amount of such reduction to every employee, including the executive officers named in the Summary Compensation Table, whose benefit payable under the pension plan is reduced by Internal Revenue Code limitations.

     Total estimated annual benefits payable at normal retirement age under the cash balance formula from both the tax qualified and the supplemental retirement plans are as follows:

Howard E. Janzen.........................................   $571,227
Delwin L. Bothof.........................................     95,407
Patti L. Schmigle........................................    360,251
Scott E. Schubert........................................    161,423
Frank M. Semple..........................................    292,970

     The following schedule illustrates projected annual retirement benefits under the final average pay formula, payable from both the tax qualified and the supplemental retirement plans based on various levels of final average annual compensation and years of service. The benefits are not subject to deduction for any offset amounts:

                               PENSION PLAN TABLE

                                                    YEARS OF SERVICE
                                 ------------------------------------------------------
REMUNERATION                        15         20         25         30          35
------------                     --------   --------   --------   --------   ----------
$ 400,000......................  $108,631   $144,841   $181,051   $217,262   $  253,472
   600,000.....................   164,131    218,841    273,551    328,262      382,972
   800,000.....................   219,631    292,841    366,051    439,262      512,472
 1,000,000.....................   275,131    366,841    458,551    550,262      641,972
 1,200,000.....................   330,631    440,841    551,051    661,262      771,472
 1,400,000.....................   386,131    514,841    643,551    772,262      900,972
 1,600,000.....................   441,631    588,841    736,051    883,262    1,030,472
 1,800,000.....................   497,131    662,841    828,551    994,262    1,159,972

     As of December 31, 2000, the years of credited service under the pension plan for the executive officer named in the Summary Compensation Table, who is grandfathered under the final average pay formula, were: Mr. Bothof, 10.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL SEVERANCE PLAN

     The Company has no employment agreements with executive officers. The Company has established Williams Communications Group, Inc. Change in Control Severance Plan, which covers certain employees of the Company, including the executive officers named in the Summary Compensation Table. The plan provides severance benefits if, within two years following a change in control of the Company, a participant's employment is terminated (i) involuntarily other than for cause, death, disability, or the sale of a business, or (ii) voluntarily for good reason. The severance benefit is a lump sum payment equal to 100 percent of the participant's annual base salary, plus 100 percent of the participant's monthly base salary for each completed year of service, subject to a maximum severance benefit of 200 percent of the participant's annual base salary. If necessary, a participant is also entitled to receive a corresponding gross-up payment sufficient to compensate for the amount of any excise tax imposed by Internal Revenue Code Section 4999, and for any taxes imposed on such additional payment. Amounts payable under the plan are in lieu of any payments that may otherwise be payable under any other severance plan or program.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of independent outside directors. The Committee is responsible for overseeing and administering the Company's executive compensation program.

COMPENSATION POLICY

     The executive compensation program of the Company is designed to serve the interests of the Company and its stockholders by aligning executive compensation with stockholder objectives and to encourage and reward management initiatives and performance. Specifically, the executive compensation program seeks to:

          (i) Attract and retain the talent needed to drive superior shareholder value and help each of the Company's businesses meet or exceed financial performance targets;

          (ii) Motivate and reward to achieve superior performance relative to industry peers;

          (iii) Align executive and shareholder interests; and

          (iv) Reinforce and reward leadership supporting the Company's core values.

     These objectives are met through a program comprised of base salary; annual cash incentive tied to business performance and individual performance; and long-term incentive opportunities primarily in the form of stock options and the selective use of deferred stock. Compensation decisions with respect to those executives named in the Summary Compensation Table are made by the Committee and ratified by the Board of Directors.

COMPENSATION PROGRAM

     Total Compensation. Base salary, cash incentive targets and stock option targets for the Company's executives, including those executive officers named in the Summary Compensation Table, were generally established at the 50th percentile of compensation survey results. For this purpose, the Company uses compensation survey information relevant to high-performance general industry companies and communications companies of similar size supplied by nationally known compensation consulting firms.

     Base Salary. The Committee considers base salary adjustments for each of the Company's executives annually. The Committee also approves annually a merit increase budget for all executives. For 2000, the merit increase budget approved for the Company's executives was 5.0 percent. This target was developed based on the Company's review of survey data indicating that estimated 2000 base salary increases for telecommunications industry executives would range from 4.7 to 5.1 percent. Within this framework, base salary increases for the Company's executives ranged from 0 to 8.57 percent, excluding adjustment increases. The average 2000 merit increase for executives was 4.91 percent. Specific increases for individual executives involve consideration of certain subjective factors, principally the performance of such executive over the prior compensation period.

     Cash Incentive. The executives of the Company, including those executive officers named in the Summary Compensation Table, are eligible each year for cash incentive payments. The cash incentive program is designed to measure and reward both business and individual achievements. Each participant has a cash incentive target opportunity that is a percentage of base salary that can be earned when business results meet target levels of performance and individual performance achieves expectations. The cash incentive target opportunity percentages of base salary used for this purpose range from 12.5 percent for manager level participants to 75 percent for the President and Chief Executive Officer. Actual awards can be up to 200 percent of the target opportunity depending on achievement of business and individual performance objectives.

     An executive's award for a given year is the sum of the product of (i) the percentage actual performance bears to targeted performance (the "performance factor"); (ii) the applicable weight of the component; (iii) the target opportunity percentage; and (iv) the participant's base salary, for each of the components. Awards are earned based on the extent to which pre-established performance targets are achieved. The components and weighting of the award formula are 67 percent business performance and 33 percent individual performance, with the sum of the weights for the components totaling one.

     The components of business performance, except the stock option performance component, are measured by comparing actual business results to pre-established goals based on the Company's business strategies. The respective business units submit goals for these components of business performance, at threshold, target and stretch levels, to the Committee and the Board of Directors for approval in January of the plan year. Threshold and stretch levels represent the Committee's subjective assessment of performance below which there should be no incentive payment (the threshold level) and performance at which 200 percent of the incentive potential should be paid (the stretch level). If performance is at target, the performance factor used to calculate the award is 100 percent. Performance above or below target results in awards representing a linear increase/decrease from target to stretch and from target to threshold depending upon where actual performance falls. Except in unusual circumstances, there are no awards for performance below threshold. The Committee and the Board of Directors assess the Company's stock performance in January following the plan year, by comparing its total shareholder return to the total shareholder return of the S&P 500 Index and the Network Index. The range for the stock performance component is 0 to 200 percent. For the executive officers named in the Summary Compensation Table, with the exception of Mr. Janzen, whose compensation is discussed elsewhere herein, the business performance factor for 2000 was tied to the Company's stock performance and other business measures applicable to the business units to which that executive is dedicated. The Committee and Board of Directors retain the discretion to adjust reported performance to allow for extraordinary, nonrecurring factors.

     The Committee determines the amount of funding for an individual performance component award pool from which the actual individual performance awards are distributed. The Committee funds the pool for the plan year at 0 to 200 percent of the target level. Individual performance is measured by the performance management process, comparing individual results to pre-established individual objectives. The size of actual individual awards is impacted by the individual performance component award pool.

     Long-term Compensation. The Committee's and the Board of Directors' objective with respect to stock option awards is to provide a long-term component to overall compensation that aligns the interests of executives with the interests of stockholders through stock ownership. Compensation opportunities in the form of stock options serve this purpose.

     The Williams Communications Group, Inc. 1999 Stock Plan, established by the Williams Compensation Committee and approved by stockholders in 1999, provides for issuance of Williams Communications Group, Inc. stock options to employees and members of the board of directors of Williams Communications or its affiliates. These stock option awards give executives the right to purchase the Company's common stock over a ten-year period at the market value per share of the Company's common stock, as defined by the plan, as of the date the option is granted. Stock option awards from this plan will generally be subject to three-year (one-third per year) graded vesting schedule.

     The Committee and Board of Directors have established stock option award targets for each executive participant and for director and manager level participants in the stock option program. The target levels for annual stock option grants have been established based on competitive market data for each executive position and based on competitive market practices for director and manager level positions. In 2000, the stock option targets for participants ranged from 100,000 shares for the President and Chief Executive Officer to 2,200 shares for manager-level employees. The size of actual stock option awards is tied to individual performance, as measured by the performance management process, comparing individual results to pre-established individual objectives.

     Deferred Stock: The Williams Communications Group, Inc. 1999 Stock Plan provides for the issuance of deferred stock, which is not distributed to the executive until the applicable restriction period lapses. Deferred stock that is not vested is normally forfeited if the executive terminates employment for any reason other than retirement, disability or death prior to the lapsing of applicable restrictions. The Committee uses deferred stock awards primarily to provide, on a selective basis, a vehicle for tying an element of compensation to the executive's willingness to remain with the Company in a way that aligns the executive's interests with those of the other stockholders.

     All executives have an opportunity to defer up to 50 percent of their base salary and up to 100 percent of their incentive bonus for an elective period in the form of vested deferred stock. Deferred stock cannot be sold or otherwise disposed of until the applicable deferral period lapses. The value of the deferred stock is at risk during the deferral period since the value is tied to the stock price.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The full Board meets in executive session each year to review Mr. Janzen's performance. The session is conducted without Mr. Janzen present, and the meeting is chaired by the Chairman of the Compensation Committee. The results of this performance review, which are shared with Mr. Janzen, are used by the Compensation Committee in making its review of Mr. Janzen's performance for compensation purposes.

     Mr. Janzen participates in the cash incentive program described herein. For Mr. Janzen, the business performance factor of the cash incentive program for 2000 was tied to stock performance of Williams stock, energy income applicable to common stockholders of Williams and Williams Communications earnings before income taxes, depreciation and amortization. The stock performance component of business performance was measured by comparing total shareholder return of Williams stock to the total shareholder return of the S&P 500 Index and the S&P Natural Gas Index. The remaining business performance components were measured against pre-established business objectives. The award of $446,393 earned in 2000 and awarded in February 2001 represents 119 percent of the award target.

     A stock option grant of 100,000 shares was also approved for Mr. Janzen in 2000. This award represents 100 percent of the target for stock option awards previously established by the Committee and the Board of Directors for the President and Chief Executive Officer position. The specific award, relative to the target, was based on a subjective analysis of Mr. Janzen's performance.

OTHER MATTERS

     Section 162(m) of the Code places a $1 million per person limitation on the tax deduction the Company may take for compensation paid to its Chief Executive Officer and its four other highest paid executive officers. Compensation constituting performance-based compensation, as defined by the Code, is not subject to the $1 million limit. The Committee generally intends to grant awards under the Williams Communications Group, Inc. 1999 Stock Plan consistent with the terms of Section 162(m) so that such awards will not be subject to the $1 million limit. In other respects, the Committee expects to take actions in the future that may be necessary to preserve the deductibility of executive compensation to the extent reasonably practicable and consistent with other objectives of the Company's compensation program. In doing so, the Committee may utilize alternatives such as deferring compensation to qualify compensation for deductibility and may rely on grandfathering provisions with respect to existing compensation commitments. The Committee believes that none of Mr. Janzen's compensation exceeded the deductibility limit.

                                            THE COMPENSATION COMMITTEE

                                            H. Brian Thompson, Acting Chairman
                                            Ross K. Ireland
                                            Robert W. Lawless

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Mr. Ross K. Ireland, who was elected to the Board of Directors and named to the Compensation Committee on January 25, 2001, is Senior Executive Vice President for SBC Communications Inc. An SBC subsidiary purchases wholesale long distance service from the Company. Revenues from SBC totaling $169,446,000 for the year ended December 31, 2000, represented 20.2 percent of the Company's total revenues.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of the S&P Corporate -- 500 Stock Index and a Network Index, composed of Level 3, Broadwing, and Global Crossing, currently the Company's telecommunications industry peer companies, from the date of the Company's equity offering, September 30, 1999, through December 31, 2000. The graph assumes an investment of $100 at the beginning of the period at the IPO price of $23 per share of Class A Common Stock.

              WCG TOTAL MONTHLY STOCKHOLDER RETURN SINCE INCEPTION

              (NETWORK INDEX: LEVEL 3, BROADWING, GLOBAL CROSSING)

                              [PERFORMANCE GRAPH]

-------------------------------------------------------------------------------------------------------------------------
                             09/30/99    10/31/99    11/30/99    12/31/99    01/31/00    02/29/00    03/31/00    04/28/00
-------------------------------------------------------------------------------------------------------------------------
 WCG                           $100       138.6       129.8       125.8        163.6       193.8       225.5      160.9
 Network Index                  100       122.9       147.9       178.4        204.3       162.3       182.0      145.0
 S&P 500                        100       99.57        89.7       81.63       101.66      111.67      117.75      100.5

-------------------------  --------------------------------------------------------------------------------------------
                           05/31/00    06/30/00    07/31/00    08/31/00    09/29/00    10/31/00    11/30/00    12/29/00
-------------------------  --------------------------------------------------------------------------------------------
 WCG                        159.5        143.9      117.4        127.7        87.0        79.6       47.3         51.1
 Network Index              121.1        133.6      119.3        141.4       132.1       108.6       69.8         78.1
 S&P 500                   111.39       112.13      112.8       124.35      114.01      112.83      95.45       108.17

     The Company's group of peer telecommunications industry companies has changed since last year. Previously, for the period of time between September 30, 1999, through December 31, 1999, the Company had compared the cumulative total stockholder return on its Common Stock with the cumulative total return of the S&P Corporate-500 Stock Index and a different Network Index, composed of Qwest, Level 3, Broadwing and Global Crossing, the Company's telecommunications industry peer companies as of that time. As a result of the June 30, 2000, merger of Qwest and U S West, Qwest is no longer considered a peer company of Williams Communications.

     Below, a line graph for the period from September 30, 1999, through December 31, 2000, compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of the S&P Corporate-500 Index and the peer company Network Index, including Qwest, which was previously used for comparison. The graph assumes an investment of $100 at the beginning of the period at the IPO price of $23 per share of Class A Common Stock.

              WCG TOTAL MONTHLY STOCKHOLDER RETURN SINCE INCEPTION

          (NETWORK INDEX: LEVEL 3, BROADWING, GLOBAL CROSSING, QWEST)

                              [PERFORMANCE GRAPH]

-------------------------------------------------------------------------------------------------------------------------
                             09/30/99    10/31/99    11/30/99    12/31/99    01/31/00    02/29/00    03/31/00    04/28/00
-------------------------------------------------------------------------------------------------------------------------
 WCG                           $100       138.6       129.8       125.8        163.6       193.8       225.5      160.9
 Network Index                  100       122.6       139.8       170.2        185.5       175.8       177.7      145.6
 S&P 500                        100       99.87        48.7       81.63       101.66      111.67      117.75      100.5

-------------------------  --------------------------------------------------------------------------------------------
                           05/31/00    06/30/00    07/31/00    08/31/00    09/29/00    10/31/00    11/30/00    12/29/00
-------------------------  --------------------------------------------------------------------------------------------
 WCG                        159.5        143.9      117.4        127.7        87.0        79.6       47.3         51.1
 Network Index              126.6        143.0      131.5        149.6       138.7       122.6       84.1         83.1
 S&P 500                   111.39       112.13      112.8       124.35      114.01      112.83      95.45       108.17

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of Class A Common Stock and 6.75% Redeemable Cumulative Convertible Preferred Stock of the Company and the percentage represented by such number of each person believed by the Company to own beneficially five percent or more of the Company's Class A Common Stock or 6.75% Redeemable Cumulative Convertible Preferred Stock. The Company obtained certain information in the table from filings made with the Securities and Exchange Commission, including filings made with respect to ownership of shares of common stock of Williams, which received shares of the Company's Class A Common Stock in the April 23, 2001, distribution of the Company's Class A Common Stock to stockholders of Williams. The numbers presented were calculated by multiplying the distribution ratio, 0.822399 of a share of the Company's Class A Common Stock, by the number of shares of common stock of Williams held by those persons on the record date for the spin-off, April 9, 2001.

                                                                           NUMBER OF    PERCENT
   TITLE OF CLASS                       NAME AND ADDRESS                    SHARES      OF CLASS
   --------------                       ----------------                  -----------   --------
Class A Common           Wells Fargo & Company.........................    29,380,132     6.0%
                         420 Montgomery Street
                         San Francisco, California 94104
Class A Common           Capital Research and Management Company.......    27,240,280     5.6%
                         333 South Hope Street
                         Los Angeles, California 90071
Preferred Stock          Fidelity Investments..........................       600,000    12.0%
                         82 Devonshire Street
                         Boston, Massachusetts 02110
Preferred Stock          Citadel Investment Partners...................       600,000    12.0%
                         225 W. Washington Street 9th Floor
                         Chicago, Illinois 60606

     The following table sets forth, as of April 25, 2001, the amount of Class A Common Stock of the Company beneficially owned by each of the Company's directors, each of its executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group. The ownership data presented in this table includes shares acquired as a result of the spin-off distribution on April 23, 2001, by Williams of shares of the Company's Class A Common Stock. In some instances, the numbers presented were calculated by multiplying the distribution ratio, 0.822399 of a share of the Company's Class A Common Stock, by the number of shares of common stock of Williams held by those persons on the record date for the spin-off, April 9, 2001. Unless otherwise indicated, each beneficial owner has sole voting and sole investment power with respect to their respective shares. In addition, unless otherwise indicated, the address of each beneficial owner named below is c/o Williams Communications Group, Inc., One Williams Center, Tulsa, Oklahoma 74172.

                                                                SHARES
                                                              UNDERLYING
                                              SHARES OF         OPTIONS
                                             COMMON STOCK     EXERCISABLE               PERCENT
                                            OWNED DIRECTLY     WITHIN 60                  OF
NAME OF INDIVIDUAL OR GROUP                OR INDIRECTLY(1)     DAYS(2)       TOTAL      CLASS
---------------------------                ----------------   -----------   ---------   -------
Delwin L. Bothof(3)......................       109,834           53,601      163,435      *
John A. (Ian) Craig......................         4,000           18,000       22,000      *
Julius W. Erving, II.....................           822           18,000       18,822      *
Ross K. Ireland..........................             0                0            0      *
Howard E. Janzen.........................       359,703          726,428    1,086,131      *
Robert W. Lawless........................         4,822           23,333       28,155      *
Morgan O'Brien...........................             0           18,000       18,000      *
Patti L. Schmigle........................        57,004          522,142      579,146      *
Scott E. Schubert........................        92,737           98,586      191,323      *
Frank M. Semple..........................       344,300        1,255,297    1,599,597      *
H. Brian Thompson........................         7,841           40,000       47,841      *
All directors and executive officers as a
  group (17 persons).....................     2,348,069        4,890,074    7,238,143      *

---------------

(1) Includes shares held under the terms of incentive and investment plans as follows: Mr. Bothof, 25,328; Mr. Janzen, 119,604, including 303 over which he has sole voting and investment power; Ms. Schmigle, 39,256, including 303 over which she has sole voting and investment power; Mr. Schubert, 44,848; and Mr. Semple, 162,803, including 303 over which he has sole voting and investment power.

(2) The Securities and Exchange Commission deems a person to have beneficial ownership of all shares that that person has the right to acquire within 60 days. The shares indicated represent shares of Common Stock that may be acquired upon the exercise of options exercisable within 60 days of April 25, 2001. The shares indicated represent stock options granted under the company's Stock Plans. Shares subject to option cannot be voted.

(3) Mr. Bothof retired from the Company on April 6, 2001.

     No director or officer owns beneficially any other equity securities of the Company or any of its subsidiaries other than directors' qualifying shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                           STOCK OPTION LOAN PROGRAM

                                1999 STOCK PLAN

     Previous policies did not allow for loans in the Williams Communications Group, Inc. 1999 Stock Plan. However, the stock option loan programs for certain Williams stock plans provide that loans using stock certificates as collateral may be either for a three- or five-year term. Interest payments are due annually during the term of the loan and interest rates are based on the minimum applicable federal rates required to avoid imputed income. The principal amount is due at the end of the loan term, provided, however, that a participant may request, prior to the end of a loan term, a new loan that may be granted at the discretion of the company. Participants who leave the Company during the loan period are required to pay the loan balance and any accrued interest within 30 days of termination. In connection with the spin-off of the Company from Williams, the outstanding loans of officers and directors of the Company were transferred to the Company.

                                                        TOTAL          LARGEST
                                                      INTEREST          AMOUNT           AMOUNT
                                         INTEREST     OVER TERM       DUE DURING      OUTSTANDING
NAME                                       RATE        OF LOAN           2000           4/25/01
----                                     --------   -------------   --------------   --------------
Delwin L. Bothof.......................    5.42%    $  241,045.04   $ 1,562,790.13   $           --
Delwin L. Bothof.......................    4.67%    $   69,781.32   $   628,020.00   $           --
                                                    -------------   --------------   --------------
          Total........................             $  310,826.35   $ 2,190,810.13   $           --
John C. Bumgarner, Jr. ................    5.91%    $  203,927.62   $ 1,170,111.16   $           --
John C. Bumgarner, Jr. ................    6.46%    $  104,168.11   $ 1,223,601.85   $ 1,193,926.94
John C. Bumgarner, Jr. ................    5.42%    $  559,102.89   $ 3,624,884.80   $ 3,497,235.70
John C. Bumgarner, Jr. ................    5.42%    $  373,329.60   $ 2,420,443.18   $ 2,335,208.13
                                                    -------------   --------------   --------------
          Total........................             $1,240,528.21   $ 8,439,040.99   $ 7,026,370.77
Gerald L. Carson.......................    5.59%    $  183,975.08   $   694,643.65   $   669,455.40
Gerald L. Carson.......................    5.07%    $  126,819.45   $           --   $   503,542.05
                                                    -------------   --------------   --------------
          Total........................             $  310,794.53   $   694,643.65   $ 1,172,997.45
Howard E. Janzen.......................    5.70%    $   80,997.64   $   500,003.83   $           --
Howard E. Janzen.......................    5.69%    $   87,092.51   $   323,543.31   $   311,612.82
Howard E. Janzen.......................    5.77%    $   38,864.87   $   142,486.55   $   137,162.62
Howard E. Janzen.......................    4.71%    $   25,451.88   $   112,692.14   $   109,679.76
Howard E. Janzen.......................    4.71%    $   27,328.23   $   120,999.99   $   117,765.50
Howard E. Janzen.......................    4.71%    $   54,070.99   $   239,407.68   $   233,008.01
Howard E. Janzen.......................    4.83%    $  114,621.70   $   492,021.37   $   481,846.74
Howard E. Janzen.......................    5.37%    $  101,999.39   $   391,455.23   $   386,313.36
Howard E. Janzen.......................    6.71%    $  173,152.09   $   541,837.88   $   527,012.55
Howard E. Janzen.......................    6.71%    $  178,617.93   $   558,941.91   $   543,648.61
Howard E. Janzen.......................    6.62%    $  180,651.86   $   564,828.35   $   557,159.54
Howard E. Janzen.......................    5.87%    $  163,847.67   $   559,241.97   $   568,550.84
Howard E. Janzen.......................    5.07%    $  286,470.41   $           --   $ 1,138,066.27
Howard E. Janzen.......................    4.94%    $  141,327.27   $           --   $   573,956.31
                                                    -------------   --------------   --------------
          Total........................             $1,654,494.43   $ 4,547,460.21   $ 5,685,782.93
Frank M. Semple........................    5.42%    $  180,829.32   $ 1,171,318.14   $ 1,130,070.62
Frank M. Semple........................    4.63%    $  125,124.16   $           --   $   902,397.45
                                                    -------------   --------------   --------------
          Total........................             $  305,953.48   $ 1,171,318.14   $ 2,032,468.07
          Grand Total..................             $3,822,597.02   $17,043,273.12   $15,917,619.22

     Williams agreed to loan Scott E. Schubert, in connection with his employment with the Company, approximately $4,000,000 to provide funds to exercise options granted by his former employer. Currently Mr. Schubert has three such loans outstanding, the first two of which were made on June 22, 1999, in the principal amount of $1,200,000 and bearing an interest rate of 4.98 percent and in the principal amount of $800,000 and bearing an interest rate of
5.37 percent and the third of which was made on February 29, 2000, in the principal amount of $2,000,000 and bearing an interest rate of 6.56 percent. These loans were transferred to the Company in connection with the spin-off from Williams.

     John C. Bumgarner, President, Strategic Investments of the Company, owns real estate and leases a portion of it to subsidiaries of the Company for use as office space. In 2000, payments under these leases approximated $1,089,000. These leases remain in place, and the Company expects its subsidiaries to make similar payments approximating $92,276 per month for the term of the leases.

     Ross K. Ireland, a director of the Company, is Senior Executive Vice President for SBC Communications Inc. An SBC subsidiary purchases wholesale long distance service from the Company. Revenues from SBC totaling $169,446,000 for the year ended December 31, 2000, represented 20.2 percent of the Company's total revenues.

       AMENDMENTS TO WILLIAMS COMMUNICATIONS GROUP, INC. 1999 STOCK PLAN

     The Board of Directors of the Company has adopted amendments to the Williams Communications Group, Inc. 1999 Stock Plan and directed that the amended 1999 Stock Plan be submitted to stockholders for approval at the Annual Meeting. The amendments to the 1999 Stock Plan will become effective only upon the approval of the Company's stockholders. The purpose for the amendments is to increase the number of shares authorized under the 1999 Stock Plan as well as to amend certain provisions to better align the 1999 Stock Plan with the interests of stockholders. The following summary describes the proposed amendments, and the full text of the Williams Communications Group, Inc. 1999 Stock Plan, as amended, is attached as Appendix B.

     The most important change effected by the amendments is to increase the number of shares authorized under the 1999 Stock Plan by 40,000,000 shares. The increase in shares authorized under the Plan is necessary for the following reasons:

     - On April 23, 2001, Williams distributed 398,500,000 shares of the Company's Class A Common Stock in a tax-free distribution to its stockholders (the "spin-off"). As part of the spin-off and in an attempt to align the interests of the Company's employees with the Company's goals, the Company and Williams agreed to convert any outstanding options to purchase Williams common stock held by employees of the Company to options to purchase shares of the Company's Class A Common Stock. Based upon the relative market prices of Williams' common stock and the Company's Class A Common Stock at the time of the spin-off, outstanding options were converted using a formula which converted each outstanding Williams option to approximately 10 of the Company's options. The conversion ratio resulted in the issuance of options to purchase approximately 17.5 million shares of Class A Common Stock under the 1999 Stock Plan. Because only approximately 19.4 million shares remained under the 1999 Stock Plan at the time of the spin-off, the conversion significantly diminished the number of shares available under the 1999 Stock Plan.

       As a result, the Board of Directors adopted the 2001 Transition Plan for Non-Executive Officer Employees (the "Non-Officer Plan") and authorized nine million shares under this plan. The Non-Officer Plan prohibits the issuance of shares to directors and executive officers of the Company. The purpose of the Non-Officer Plan is to allow stock option awards to be made to non-executive officer employees of the Company under the Company's stock-based compensation program following the depletion of significant shares under the 1999 Stock Plan because of the conversion of Williams options to the Company's options at the time of the spin-off. Upon receiving stockholder approval for additional shares under the 1999 Stock Plan, the Board of Directors intends that the Company will grant no additional shares under the Non-Officer Plan.

     - In addition to replacing the options issued for the stock option conversion at the time of the spin-off, the additional shares are necessary because of the expanded use of stock options to more employees in the Company's organization. In particular, the Board of Directors has authorized a one-time award of stock options to all employees of the Company who are not otherwise eligible to participate in the 1999 Stock Plan to recognize the service of employees in preparing the Company for the spin-off from Williams. This one-time award will be made using the additional shares authorized by the amendments to the 1999 Stock Plan.

     - Finally, additional shares are required because of the continued growth in the use of stock-based compensation in order to allow the Company to attract and retain talented employees.

     In addition to increasing the number of shares under the 1999 Stock Plan, the amendments also eliminate the provisions allowing Stock Appreciation Rights to be granted under the Plan, place a 25 percent limit on the number of the new shares that may be granted under the Plan in the form of awards other than stock options, and specifically limit the ability of the Board of Directors to reprice or replace outstanding stock options without the approval of stockholders. The amendments also delete references to Williams, which are no longer applicable following the spin-off.

     In determining the increase in number of shares authorized under the 1999 Stock Plan and in approving the proposed amendments, the Board of Directors reviewed competitive market data, compiled by an independent compensation consultant, regarding the annual share usage of the Company's competitors and the unused share availability as a percentage of outstanding shares. The data support the proposed increase in shares authorized under the Plan. If the amendments are not approved by stockholders, the Company will have insufficient shares to continue stock-based incentive compensation programs.

     The Board of Directors of the Company recommends that you vote "FOR" the proposal to approve the amendments to the Williams Communications Group, Inc. 1999 Stock Plan.

                               NEW PLAN BENEFITS

     The following table sets forth benefits related to the 1999 Stock Plan. Future awards under the 1999 Stock Plan are not determinable because specific awards are made at the discretion of the Compensation Committee, depending upon a variety of factors. For information concerning awards made under the 1999 Stock Plan to the Company's Chief Executive Officer and other executive officers, see the "Summary Compensation Table." The following table sets forth additional information with respect to awards previously granted under the 1999 Stock Plan.

GROUP                                                         NUMBER OF OPTIONS
-----                                                         -----------------
All executive officers as a group...........................      6,329,263
All current directors who are not executive officers........        118,371
Each nominee for election as a director.....................              0
Each associate of any such directors, executive officers, or
  nominees..................................................              0
Each other person who received or is to receive five percent
  of awards under the 1999 Stock Plan.......................              0
All employees, including all current officers who are not
  executive officers, as a group............................     29,018,921

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed, subject to stockholder approval, the firm of Ernst & Young LLP, independent public accountants, as the independent auditor of the Company for calendar year 2001. The firm of Ernst & Young LLP and its predecessor has served the Company in this capacity since inception. The Board of Directors of the Company recommends a vote "FOR" the ratification of Ernst & Young LLP as auditors for 2001.

     A representative of Ernst & Young LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions. Although the audit firm has indicated that no statement will be made, an opportunity for a statement will be provided.

                       FISCAL 2000 AUDIT FIRM FEE SUMMARY

     During fiscal year 2000, the Company retained Ernst & Young LLP to provide services in the following categories and amounts:

Audit Fees..................................................  $1,361,500
Financial Information Systems Design and Implementation
  Fees......................................................  $        0
All Other Fees..............................................  $2,990,000

     The fees reported as "All Other Fees" represent fees paid for audit-related services. Audit-related services generally include fees for statutory audits, business acquisitions and other transactions, accounting consultations, internal audit and Securities and Exchange Commission registration statements. The Audit Committee has considered whether the provision of the services covered under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining Ernst & Young LLP's independence.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who beneficially own more than 10 percent of the Company's stock to file certain reports with the SEC and the New York Stock Exchange concerning their beneficial ownership of the Company's equity securities. The SEC regulations also require that a copy of all such
Section 16(a) forms filed be furnished to the Company by the executive officers, directors, and greater than 10 percent stockholders. Based on a review of the copies of such forms and amendments thereto received by the Company with respect to 2000, the Company is not aware of any late filings, except that on April 9, 2001, Mr. John C. Bumgarner filed an amended Form 5, the Annual Statement of Changes in Beneficial Ownership, to reflect beneficial ownership of 150,000 shares of the Company's Class A Common Stock, purchased October 1, 1999, held in the name of 320 South Boston, Inc.

                         STOCKHOLDER PROPOSALS FOR 2002

     In order for a stockholder proposal to be considered for inclusion in the Company's 2002 Proxy Statement, such proposal must be received by the Company no later than December 1, 2001. The proposal should be addressed to the Secretary, Williams Communications Group, Inc., One Williams Center, Tulsa, Oklahoma 74172. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement in accordance with applicable law. It is suggested that such proposals be sent by certified mail, return receipt requested.

                                    GENERAL

     The Company knows of no matters to be presented at the meeting other than those included in the Notice. Should any other matter requiring a vote of stockholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in what they consider the best interests of the Company. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the meeting.

     It is important that your stock be represented at the meeting regardless of the number of shares you hold. Whether or not you plan to attend, please sign, date and return the enclosed proxy promptly. For your convenience, a return envelope is enclosed requiring no additional postage if mailed within the United States.

                                            By Order of the Board of Directors

                                            /s/ P. DAVID NEWSOME, JR.
                                            P. David Newsome, Jr.
                                            Secretary

Tulsa, Oklahoma
May 1, 2001

                                                                      APPENDIX A

                         WILLIAMS COMMUNICATIONS GROUP
                            AUDIT COMMITTEE CHARTER

     The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to investors and others; the systems of internal controls which management and the board of directors have established; and the audit process.

     In meeting its responsibilities, the audit committee is expected to:

     - Recommend to the board the selection, retention or termination of our independent auditors and ensure the independent auditors are ultimately accountable to the board and the audit committee

     - Approve the level of non-audit services provided by the independent auditors after obtaining and discussing with the independent auditors their formal written statement regarding their independence from the company

     - Review the scope and results of the work of our internal auditors

     - Review the scope and approve the estimated cost of the annual financial statements audit

     - Review the annual financial statements and the results of the audit with management and the independent auditors

     - Review with management and the independent auditors the adequacy of our internal auditing controls

     - Review with management and the independent auditors the significant recommendations made by the auditors with respect to changes in accounting procedures and internal accounting controls

     - Review and approve any transaction between WCG and WMB, or any entity in which WMB has a 20% or greater ownership interest, where the transaction is other than in the ordinary course of business and has a value of more than $10 million

     - Report to the board on its review and make such recommendations as it deems appropriate

     - Include a report in WCG's proxy statement as to its review of WCG's audited financial statements, discussions with independent auditors, and recommendation to the board that the audited financial statements be included in WCG's 10-K.

     The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

     The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

     The committee will perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

     The membership of the audit committee shall consist of at least three independent members of the board of directors who shall serve at the pleasure of the board of directors. Audit committee members and the committee chairman shall be designated by the full board of directors upon the recommendation of the nominating committee.

     The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

                                                                      APPENDIX B

                      WILLIAMS COMMUNICATIONS GROUP, INC.

                          1999 STOCK PLAN, AS AMENDED

                                    CONTENTS

                                                               PAGE
                                                               ----
Article 1. Establishment and Objectives.....................     1
Article 2. Definitions......................................     1
Article 3. Administration...................................     4
Article 4. Shares Subject to the Plan and Maximum Awards....     5
Article 5. Eligibility and Participation....................     6
Article 6. Stock Options....................................     6
Article 7. Stock Appreciation Rights........................     6
Article 8. Deferred Stock...................................     7
Article 9. Dividend Equivalents.............................     7
Article 10. Restricted Stock................................     7
Article 11. Performance Units, Performance Shares, and
  Stock-based Cash Awards...................................     8
Article 12. Other Stock-Based Awards........................     9
Article 13. Form of Payment of Awards.......................     9
Article 14. Performance Measures............................     9
Article 15. Limitations on Transferability..................    10
Article 16. Beneficiary Designation.........................    10
Article 17. Deferrals.......................................    11
Article 18. Registration and Listing Compliance.............    11
Article 19. Share Certificates..............................    11
Article 20. Rights of Employees/Directors...................    11
Article 21. Change in Control...............................    11
Article 22. Amendment, Modification, and Termination........    12
Article 23. Withholding.....................................    13
Article 24. Successors......................................    13
Article 25. General Provisions and Legal Construction.......    13

                      WILLIAMS COMMUNICATIONS GROUP, INC.
                                1999 STOCK PLAN

ARTICLE 1. ESTABLISHMENT AND OBJECTIVES

     1.1. ESTABLISHMENT OF THE PLAN. Williams Communications Group, Inc., a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Williams Communications Group, Inc. 1999 Stock Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options Restricted Stock, Deferred Stock, Performance Shares, Performance Units, Dividend Equivalents, and Stock-based Cash Awards.

     Subject to approval by the Company's stockholders, the Plan shall become effective as of June 1, 1999 (the "Effective Date"). Subject to approval by the Company's stockholders, amendments to the Plan shall become effective as of June 14, 2001.

     1.2. OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

ARTICLE 2. DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

          2.1. "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

          2.2. "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Deferred Stock, Performance Shares, Performance Units, Dividend Equivalents, Stock-based Cash Awards, or any other right or interest relating to Shares or cash granted under the Plan.

          2.3. "AWARD AGREEMENT" means any written agreement, contract, notice to a Participant or other instrument or document between the Company and the Participant evidencing an Award.

          2.4. "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

          2.5. "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

          2.6. "CAUSE" means (i) willful failure by the Employee to substantially perform his duties (as they existed immediately prior to a Change in Control), other than any such failure resulting from a Disability, or (ii) gross negligence or willful misconduct of the Employee which results in a significantly adverse effect upon the Company or a Subsidiary, or (iii) willful violation or disregard of the Code of Business Conduct or other published policy of the Company by the Employee.

          2.7. "CHANGE IN CONTROL" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

             (a) Any Person, other than the Company or a Related Party, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

             (b) Any Person, other than the Company or a Related Party, purchases or otherwise acquires, under a tender offer, securities representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

             (c) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director ( other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to a consent solicitation, relating to the election of Directors of the Company), whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof;

             (d) The stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or an acquisition by the Company, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of such surviving entity outstanding immediately after such transaction if the voting rights of each voting security relative to the other voting securities were not altered in such transaction;

             (e) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in a Related Party owning or acquiring more than fifty percent (50%) of the assets owned by the Company immediately prior to the transaction; or

             (f) The Board adopts a resolution to the effect that a Change of Control has occurred.

             (g) [Intentionally Omitted]

          2.8. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          2.9. "COMMITTEE" means any committee appointed by the Board to administer Awards to Employees, as specified in Article 3 herein. Any such committee shall be comprised entirely of Directors.

          2.10. "COVERED EMPLOYEE" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code
     Section 162(m), or any successor statute.

          2.11. "DEFERRED STOCK" means a right, granted under Article 8 herein, to receive Shares at the end of a specified deferral period.

          2.12. "DIRECTOR" means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company or any Subsidiary or Affiliate shall be considered an Employee under the Plan.

          2.13. "DISABILITY" shall have the meaning ascribed to such term in the Company's governing long-term disability plan, or if no such plan is applicable to the Participant, at the discretion of the Board.

          2.14. "DIVIDEND EQUIVALENT" means a right granted under Article 9 herein, to receive payments equal to dividends paid on a specified number of Shares.

          2.15. "EMPLOYEE" means any employee of the Company or its Subsidiaries or Affiliates.

          2.16. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

          2.17. "FAIR MARKET VALUE" of a Share means, as of any given date, the closing sales price of a Share reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal (or an equivalent successor table) for such date or, if no such closing sales price was reported for such date, for the most recent trading day prior to such date for which a closing sales price was reported.

          2.18.  [Intentionally Omitted]

          2.19. "GOOD REASON" means the occurrence, within two (2) years following a Change in Control, of any of the following events, unless the Participant has consented thereto: (i) a material change in the Participant's duties from those assigned to the Participant immediately prior to a Change in Control, unless associated with a bona fide promotion of the Participant and a commensurate increase in the Participant's compensation, in which case the Participant shall be deemed to consent, or
     (ii) a significant reduction in the authority and responsibility assigned to the Participant, or (iii) the removal of the Participant from, or failure to reelect the Participant to, any corporate office of the Company or an Affiliate to which the Participant may have been elected and was occupying immediately prior to a Change in Control, unless associated with a bona fide promotion of the Participant and a commensurate increase in the Participant's compensation or in connection with the election of the Participant to a corresponding or higher office of the Company or an Affiliate, in each which case the Participant shall be deemed to consent, or (iv) reduction of a Participant's Base Salary, or (v) termination of any of the incentive compensation plans in which the Participant shall be participating at the time of a Change in Control, unless such plan is replaced by a successor plan providing incentive opportunities and awards at least as favorable to the Participant as those provided in the plan being terminated, or (vi) amendment of any of the incentive compensation plans in which the Participant shall be participating at the time of a Change in Control so as to provide for incentive opportunities and awards less favorable to the Participant than those provided in the plan being amended, or (vii) failure by the Company or an Affiliate to continue the Participant as a participant in any of the incentive compensation plans in which the Participant is participating immediately prior to a Change in Control on a basis comparable to the basis on which other similarly situated employees participate in such plan, or (viii) except in relation to a wage freeze applicable to all employees of the Company or an Affiliate, modification of the administration of any of the incentive compensation plans so as to adversely affect the level of incentive opportunities or awards actually received by the Participant, or (ix) a requirement by the Company or an Affiliate that the Participant's principal duties be performed at a location more than fifty (50) miles from the location where the Participant was employed immediately preceding the Change in Control, except for travel reasonably required in the performance of the Participant's duties.

          2.20. "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

          2.21. "INSIDER" shall mean an individual who is, on the relevant date, an officer, director or a beneficial owner of more than ten percent (10%) of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

          2.22. "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

          2.23. "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

          2.24. "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

          2.25. "PARTICIPANT" means an Employee or a Director who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

          2.26. "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

          2.27. "PERFORMANCE SHARE" means an Award granted to a Participant, as described in Article 11 herein.

          2.28. "PERFORMANCE UNIT" means an Award granted to a Participant, as described in Article 11 herein.

          2.29. "PERIOD OF RESTRICTION" means the period during which (i) the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, at its discretion), and (ii) the Shares are subject to a substantial risk of forfeiture, as provided in Article 10 herein.

          2.30. "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

          2.31. "RELATED PARTY" means: (i) a Subsidiary; (ii) an employee or group of employees of the Company or any Subsidiary; or (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary; or (iv) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of securities of the Company which carry the right to vote generally in the election of Directors.

          2.32. "RESTRICTED STOCK" means an Award granted to a Participant pursuant to Article 10 herein.

          2.33. "RETIREMENT" shall have the meaning ascribed to such term in the Company's governing tax-qualified retirement plan applicable to the Participant, or if no such plan is applicable to the Participant, at the discretion of the Board.

          2.34. "SHARES" means the shares of common stock of the Company.

          2.35. [Intentionally Omitted]

          2.36. "STOCK-BASED CASH AWARD" means an Award granted to a Participant, as described in Article 11 herein.

          2.37. "SUBSIDIARY" means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest.

          2.38.  [Intentionally Omitted]

ARTICLE 3. ADMINISTRATION

     3.1. GENERAL. The Plan shall be administered by the Board, or (subject to the following) by any Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Board may delegate to the Committee any or all of the administration of the Plan; provided, however, that the administration of the Plan with respect to Awards granted to Directors may not be so delegated. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee. The Committee shall have the authority to delegate administrative duties to officers or Directors of the Company.

     3.2. AUTHORITY OF THE BOARD. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 22 herein) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Board shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Board may delegate its authority as identified herein.

     3.3. DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1. NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be seventy-six million (76,000,000), no more than twenty-two million (22,000,000) of which may be granted in the form of Restricted Shares. For purposes of this Section 4.1, the number of Shares to which an Award relates shall be counted against the number of Shares reserved and available under the Plan at the time of grant of the Award, unless such number of Shares cannot be determined at that time in which case the number of Shares actually distributed pursuant to the Award shall be counted against the number of Shares reserved and available under the Plan at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the number of Shares reserved and available under the Plan in accordance with procedures adopted by the Board so as to ensure appropriate counting but to avoid double counting; and, provided further, that the number of Shares deemed to be issued under the Plan upon exercise or settlement of an Award shall be reduced by the number of Shares surrendered by the Participant or withheld by the Company in payment of the exercise price of the Award and withholding taxes relating to the Award.

     If any Shares to which an Award relates are forfeited, or payment is made to the Participant in the form of cash or other property other than Shares, or the Award otherwise terminates without payment being made to the Participant in the form of Shares, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, alternative payment or termination, again be available for Awards under the Plan. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, or of treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

     Unless and until the Board determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

          (a) STOCK OPTIONS: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be five hundred thousand (500,000).

          (b) [Intentionally Omitted]

          (c) PERFORMANCE SHARES/PERFORMANCE UNITS AND STOCK-BASED CASH
     AWARDS: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Stock-based Cash Awards or Awards of Performance Shares or Performance Units granted in any one fiscal year to any one Participant shall be equal to the value of two hundred thousand (200,000) Shares.

     4.2. ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under
Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a), 4.1(b), and 4.1(c), as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

     5.1. ELIGIBILITY. Persons eligible to participate in this Plan include all Employees and Directors.

     5.2. ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

     6.1. GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board.

     6.2. AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Board shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

     6.3. OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted; provided, however, that the Option Price for Options granted in connection with the consummation of an initial public offering shall be equal to the initial public offering price.

     6.4. DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

     6.5. EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.6. TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

ARTICLE 7. STOCK APPRECIATION RIGHTS

     7.1. Beginning June 14, 2001, Stock Appreciation Rights may not be granted from the Plan.

     7.2. [Intentionally Omitted]

     7.3. [Intentionally Omitted]

     7.4. [Intentionally Omitted]

     7.5. [Intentionally Omitted]

     7.6. [Intentionally Omitted]

     7.7. [Intentionally Omitted]

ARTICLE 8. DEFERRED STOCK

     8.1. GRANT OF DEFERRED STOCK. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Deferred Stock to Participants in such amounts as the Board shall determine.

     8.2. DEFERRED STOCK AGREEMENT. Each Deferred Stock grant shall be evidenced by a Deferred Stock Award Agreement that shall specify the Period(s) of Deferral, the number of Shares of Deferred Stock granted, and such other provisions as the Board shall determine.

     8.3. OTHER RESTRICTIONS. The Board shall impose such other conditions and/or restrictions on any Shares of Deferred Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Deferred Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

     Except as otherwise provided in this Article 8, Shares of Deferred Stock covered by each Deferred Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Deferral.

     8.4. VOTING RIGHTS. Participants holding Shares of Deferred Stock granted hereunder shall have no voting rights with respect to those Shares during the Period of Deferral.

     8.5. DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Deferral, Participants holding Shares of Deferred Stock granted hereunder shall have no rights to receive regular cash dividends paid with respect to the underlying Shares, unless and only to the extent that the Board shall award Dividend Equivalents with respect to such Deferred Stock. If the grant or vesting of Deferred Stock granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Board may apply any restrictions it deems appropriate to the payment of Dividend Equivalents with respect to such Deferred Stock, such that the Dividend Equivalents and/or the Deferred Stock maintain eligibility for the Performance-Based Exception.

     8.6. TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Deferred Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive Deferred Stock following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Deferred Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 9. DIVIDEND EQUIVALENTS

     Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Dividend Equivalents to Participants in such amounts as the Board shall determine. Dividend Equivalents shall confer upon the Participant rights to receive payments equal to interest or dividends, when and if paid, with respect to a number of Shares determined by the Board. The Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.

ARTICLE 10. RESTRICTED STOCK

     10.1. GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Board shall determine.

     10.2. RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Board shall determine.

     10.3. OTHER RESTRICTIONS. The Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

     The Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     Except as otherwise provided in this Article 10, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

     10.4. VOTING RIGHTS. Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

     10.5. DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Board may apply any restrictions to the dividends that the Board deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Board may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

     10.6. TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive Restricted Shares following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 11. PERFORMANCE UNITS, PERFORMANCE SHARES, AND STOCK-BASED CASH AWARDS

     11.1. GRANT OF PERFORMANCE UNITS/SHARES AND STOCK-BASED CASH
AWARDS. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Stock-based Cash Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

     11.2. VALUE OF PERFORMANCE UNITS/SHARES AND STOCK-BASED CASH AWARDS. Each Performance Unit shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Stock-based Cash Award shall have a value as may be determined by the Board. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Stock-based Cash Awards that will be paid out to the Participant. For purposes of this Article 11, the time period during which the performance goals must be met shall be called a "Performance Period."

     11.3. EARNING OF PERFORMANCE UNITS/SHARES AND STOCK-BASED CASH
AWARDS. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares and Stock-based Cash Awards shall be entitled to receive payout on the number and value of Performance Units/ Shares and Stock-based Cash Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     11.4. FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES AND STOCK-BASED CASH AWARDS. Payment of earned Performance Units/Shares and Stock-based Cash Awards shall be made following the close of the applicable Performance Period. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Units/Shares and Stock-based Cash Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Stock-based Cash Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

     11.5. TERMINATION OF EMPLOYMENT/DIRECTORSHIP DUE TO DEATH, DISABILITY, OR RETIREMENT. Unless determined otherwise by the Board and set forth in the Participant's Award Agreement, in the event the employment or directorship of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares or Stock-based Cash Awards which is prorated, as specified by the Board in its discretion.

     Payment of earned Performance Units/Shares or Stock-based Cash Awards shall be made at a time specified by the Board in its sole discretion and set forth in the Participant's Award Agreement.

     11.6. TERMINATION OF EMPLOYMENT/DIRECTORSHIP FOR OTHER REASONS. In the event that a Participant's employment or directorship terminates for any reason other than those reasons set forth in Section 11.5 herein, all Performance Units/Shares and Stock-based Cash Awards shall be forfeited by the Participant to the Company unless determined otherwise by the Board, as set forth in the Participant's Award Agreement.

ARTICLE 12. OTHER STOCK-BASED AWARDS

     The Board is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Board to be consistent with the purposes of the Plan including, without limitation, Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, Awards valued by reference to the value of securities of or the performance of the Company or specified Affiliates, and Awards payable in the securities of the Company or Affiliates. Except as may be provided elsewhere herein, Shares granted under this Article 12 shall be purchased for such consideration, paid for by such methods and in such forms, including, without limitation, cash, Shares, outstanding Awards or other property, as the Board shall determine, provided, however, that the value of such consideration shall not be less per share than the Fair Market Value of a Share on the date of grant of such purchase right and in no event shall be less per share than the par value of a Share.

ARTICLE 13. FORM OF PAYMENT OF AWARDS

     Subject to the terms of the Plan and any applicable Award Agreement, payments or substitutions for payments upon the grant or exercise of any Award may be made in such forms as the Board shall determine, including, without limitation, cash, Deferred Stock, Shares, other Awards of other property, and may be made in a single payment or substitution in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Board. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments on the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Shares. The Board may also permit or require the deferral of any award payment, subject to rules and procedures as may be established, which may include provisions for the payment or crediting of interest, or Dividend Equivalents, including converting such credits into deferred Share equivalents.

ARTICLE 14. PERFORMANCE MEASURES

     Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 14, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the

Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following:

          (a) Annual net income to common stock;

          (b) Operating profit;

          (c) Annual return on capital or equity;

          (d) Annual earnings per share;

          (e) Annual cash flow provided by operations;

          (f) Changes in annual revenues; and/or

          (g) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

     The Board shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by a Covered Employee, may not be adjusted upward (the Board shall retain the discretion to adjust such Awards downward).

     In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Board determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 15. LIMITATIONS ON TRANSFERABILITY

     Awards and other rights under the Plan shall not be transferable by a Participant except by will or the laws of descent and distribution (or, in the event of the Participant's death, to a designated beneficiary), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or such Participant's guardian or legal representative; provided, however, that except as otherwise provided by the Board, Awards and other rights may be transferred to one or more Persons during the lifetime of the Participant in connection with the Participant's estate planning, and may be exercised by such transferees in accordance with the terms of such Award consistent with the registration of the offer and sale of Shares on Form S-8 or Form S-3 or such other registration form of the Securities and Exchange Commission as may then be filed and effective with respect to the Plan, and permitted by the Board. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered to or in favor of any Person other than the Company or an Affiliate, and shall not be subject to any lien, obligation or liability of a Participant or transferee to any Person other than the Company or any Affiliate.

ARTICLE 16. BENEFICIARY DESIGNATION

     If so determined by the Board, a Participant may, in the manner established by the Board, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any distribution with respect to any Award upon the death of the Participant. Each designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. A transferee, beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any Participant shall be subject to all the terms and conditions of the Plan and any Award Agreement applicable to such Participant, except to the extent the Plan and Award Agreement otherwise provide with respect to such Persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Board.

ARTICLE 17. DEFERRALS

     The Board may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 18. REGISTRATION AND LISTING COMPLIANCE

     The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations and any other obligations have been satisfied.

ARTICLE 19. SHARE CERTIFICATES

     All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Board may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which the Shares are listed or quoted. The Board may cause a legend to be placed on any such certificates to make appropriate reference to such restrictions or limitations that may be applicable to the Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Board or a Participant, the Board may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such person as the Board may designate.

ARTICLE 20. RIGHTS OF EMPLOYEES/DIRECTORS

     20.1. NO RIGHT TO EMPLOYMENT. Nothing contained in the Plan shall confer, and no grant of an Award shall be construed as conferring, upon any Participant any right to continue in the employ of the Company or any Affiliate or to interfere in any way with the right of the Company or any Affiliate to terminate a Participant's employment at any time or increase or decrease a Participant's compensation from the rate in existence at the time of granting of an Award.

     20.2. PARTICIPATION. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 21. CHANGE IN CONTROL

     21.1. TREATMENT OF OUTSTANDING AWARDS. If, within two (2) years following a Change in Control, a Participant's employment with the Company and its Affiliates is terminated voluntarily for Good Reason (excluding any transfer to the Company or its Affiliates), or involuntarily (other than due to Cause, death, Disability or Retirement):

          (a) Any and all Options granted hereunder shall become immediately vested and exercisable;

          (b) Any restriction periods and restrictions imposed on Restricted Shares which are not performance-based shall lapse; and

          (c) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Deferred Stock, Performance Units, Performance Shares, and Stock-based Cash Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of termination. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of termination, and there shall be paid out to Participants within thirty (30) days following the effective date of termination a pro rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period which has elapsed prior to termination. Awards denominated in cash shall be paid pro rata to participants in cash within thirty (30) days following the effective date of termination, with the proration determined as a function of the length of time within the Performance Period which has elapsed prior to termination, and based on an assumed achievement of all relevant targeted performance goals.

     21.2. TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE IN CONTROL PROVISIONS. Notwithstanding any other provision of this Plan (but subject to the limitations of Section 22.3 hereof) or any Award Agreement provision, the provisions of this Article 21 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board may terminate, amend, or modify this Article 21 at any time and from time to time prior to the date of a Change in Control.

     21.3. POOLING OF INTERESTS ACCOUNTING. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Board may take any action necessary to preserve the use of pooling of interests accounting.

ARTICLE 22. AMENDMENT, MODIFICATION, AND TERMINATION

     22.1. AMENDMENT, MODIFICATION, AND TERMINATION. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of stockholders or Participants, except that any amendment or alteration shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award previously granted to him.

     Unless earlier terminated by the Board, the Plan will terminate when no Shares remain reserved and available for issuance and the Company has no further obligation with respect to any Award granted under the Plan.

     22.2. ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Board determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

     22.3. AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 21.3 hereof), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, nor may any amendment or modification amend the terms of any Option to reduce the option price. Without the approval of stockholders, the Board may not cancel any outstanding

Option and replace it with a new option with a lower option price, where the economic effect would be the same as reducing the option price of the cancelled Option.

     22.4. COMPLIANCE WITH CODE SECTION 162(M). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Board determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Board may, subject to this Article 22, make any adjustments it deems appropriate.

ARTICLE 23. WITHHOLDING

     The Company or any Affiliate is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of Shares, amounts of withholding taxes due with respect to an Award, its exercise or any payment thereunder, and to take such actions as the Board may deem necessary or advisable to enable the Company or any Affiliate to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive Shares, Awards or other property, and to make cash payments in respect thereof in satisfaction of such tax obligations.

ARTICLE 24. SUCCESSORS

     All obligations of the Company and its affiliates under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 25. GENERAL PROVISIONS AND LEGAL CONSTRUCTION

     25.1. UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded "plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

     25.2. NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     25.3. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     25.4. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     25.5. REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     25.6. SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

     25.7. GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware.

                      WILLIAMS COMMUNICATIONS GROUP, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
      THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 14, 2001


     The undersigned stockholder of Williams Communications Group, Inc. hereby appoints HOWARD E. JANZEN, SCOTT E. SCHUBERT and BOB F. McCOY, jointly and severally with full power of substitution, as proxies to represent and to vote all of the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Williams Communications Group, Inc. to be held on the 14th day of June, 2001 and at any and all adjournments thereof, on all matters coming before said meeting.

Election of Directors. Nominees

01) John A. Craig, 02) Julius W. Erving, II,
03) Ross K. Ireland, 04) Robert W. Lawless,
05) Morgan E. O'Brien, and 06) H. Brian Thompson


                                            (change of address/comments)

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------
                                            (if you have written in the above
                                            space, please mark the corresponding
                                            box on the reverse side of this
                                            card)



YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.


                                                                  SEE REVERSE
                                                                     SIDE

[WILLIAMS LOGO]

PROXY SERVICES
P.O. BOX 9148
FARMINGDALE, NY 11735



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS    X         WILLC3     KEEP THIS PORTION FOR YOUR RECORDS
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                                                                                  DETACH AND RETURN THIS PORTION ONLY
                              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


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WILLIAMS COMMUNICATIONS GROUP, INC.
                                                           02
 For address changes and/or comments, please check          [ ]
 this box, and write them on the back where indicated.

 This proxy, when properly executed, will be voted in the    FOR  WITHHOLD  FOR ALL   To withhold authority to vote,
 manner directed herein. If no direction is made, this       ALL     ALL    EXCEPT    mark "For All Except" and write
 proxy will be voted FOR proposals 1, 2, and 3                                        the nominee's number on the
                                                             [ ]     [ ]     [ ]      line below.

                                                                                      -------------------------------
 ELECTION OF DIRECTORS

 1  01) John A. (Ian) Craig, 02) Julius W. Erving, II, 03) Ross K. Ireland,
    04) Robert W. Lawless, 05) Morgan E. O'Brien, and 06) H. Brian Thompson

 VOTE ON PROPOSALS                                                                     FOR  AGAINST  ABSTAIN

 2. Approve amendments to the Williams Communications Group, Inc. 1999 Stock Plan      [ ]    [ ]      [ ]

 3. Ratification of Ernst & Young LLP as auditors for 2001                             [ ]    [ ]      [ ]


In their discretion of one or more of said proxies upon any other business as may properly come before the Meeting or any adjournments thereof.


Note Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


The signer hereby revokes all proxies therefore given by the signor to vote at said meeting or any adjournments thereof

--------------------------------------------  --------    --------------------------------------------  --------

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Signature [PLEASE SIGN WITHIN BOX]            Date        Signature (Joint Owners)                      Date
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